Exhibit 99.1

Introduction

Thank you. This is Patricia Murphy, and I’d like to welcome you to IBM’s second quarter 2022 earnings presentation. I’m here with Arvind Krishna, IBM’s Chairman and Chief Executive Officer, and Jim Kavanaugh, IBM’s Senior Vice President and Chief Financial Officer. We’ll post today’s prepared remarks on the IBM investor website within a couple of hours, and a replay will be available by this time tomorrow. To provide additional information to our investors, our presentation includes non-GAAP measures. For example, all of our references to revenue and signings growth are at constant currency. We have provided reconciliation charts for these and other non-GAAP measures at the end of the presentation, and in the 8-K submitted to the SEC. Finally, some comments made in this presentation may be considered forward looking under the Private Securities Litigation Reform Act of 1995. These statements involve factors that could cause our actual results to differ materially. Additional information about these factors is included in the company’s SEC filings.

So with that, I’ll turn the call over to Arvind.

CEO Perspective

Thank you for joining us today. In the second quarter, we drove solid results, reflecting the investments and changes we have been making to execute our strategy. With this performance, we continue to deliver on our model of mid-single digit revenue growth.

Technology plays an important role in today’s business environment. In fact, nearly every client I speak to believes that technology serves as a fundamental source of competitive advantage. It serves as both a deflationary force and a force multiplier – and is especially critical as clients face challenges on multiple fronts, from supply chain bottlenecks to demographic shifts. Given its ability to boost innovation, productivity, resilience, and help organizations scale, IT has become a high priority in a company’s budget. As such, there is every reason to believe technology spending in the B2B space will continue to surpass GDP growth.

With this demand backdrop, we are executing our hybrid cloud and AI strategy. We have made changes to our portfolio and focused investments in our offerings, technical talent, our ecosystem, and go-to-market model. Demand for our solutions remains strong. We continued to have double-digit performance in IBM Consulting, broad-based strength in Software, and with the z16 platform launch, our Infrastructure business had a good quarter. By integrating technology and expertise from IBM and our partners, our clients will continue to see our hybrid cloud and AI solutions as a crucial source of business opportunity and growth.

Hybrid Cloud and AI Progress

Let me now delve a bit deeper into the progress in the execution of our hybrid cloud and AI strategy. Hybrid cloud is about offering clients a platform that can straddle multiple public clouds, private clouds, and on-premise properties – all the way to the edge. Our platform, based on Red Hat, allows our clients to consume powerful software capabilities driven by open-source innovation. Our software has been optimized to run on that platform and includes advanced data and AI, automation, and the security capabilities our clients need. Our global team of consultants offers deep business expertise and co-creates with clients to accelerate their digital transformation journeys. Our infrastructure allows clients to take full advantage of an extended hybrid cloud environment.

As a testament to the success of our strategy, we continue to increase adoption of our platform with over 4,000 hybrid cloud platform clients, including more than 250 added in this past quarter alone. Apart from working with a greater number of clients, those who adopt our platform tend to consume more of our solutions across software, consulting and infrastructure – expanding our footprint within those clients. Recently, clients such as PNC, Barclays, and Citi have chosen our hybrid cloud capabilities to unlock more business value and meet rapidly changing client demands.

Organizations everywhere are also under intense pressure to fast-track their digital transformation and harness the power of their data. With the world now creating two-and-a-half quintillion bytes of data each day, artificial intelligence, or AI, is the only way to process this enormous amount of data — from hybrid cloud environments all the way to the edge. That is why AI adoption is steadily on the rise. According to a new study released by IBM last quarter, 35 percent of companies are now using some form of AI in their business. Many of those companies are using AI and automation to address demographic shifts and move their employees to higher value work. This is one of the many reasons we are investing heavily in both AI and automation. These investments are paying off. In addition to the strong revenue performance in automation and data & AI software, we recently received two important recognitions. We were named as a leader in the latest Gartner Magic Quadrant for APM and Observability, and in the Forrester Data Fabric Wave for our Cloud Pak for Data.

Over the last several quarters, I’ve highlighted the importance of the growing ecosystem of partners to our platform-centric strategy with leading firms like SAP, Salesforce, Adobe, Oracle, Microsoft, and AWS. This quarter we continued to expand and extend our partnerships – I’ll expand on just two. We announced a strategic collaboration agreement with AWS to offer a broad array of our software catalog on AWS. This includes capabilities that span automation, data and AI, security, and sustainability. Second, with Tech Mahindra, we launched Synergy Lounges to empower businesses with innovation technologies and services for key industries such as telecommunications, manufacturing, banking, healthcare, energy and utilities. The first Synergy Lounge was established in Bengaluru with a focus on edge, 5G and software-defined networking solutions with hybrid cloud. This will be followed by the opening of three more centers in London, Seattle, and Melbourne.

Clients aren’t just simply buying software or hardware — they’re entering a relationship with a company that’s going to help them navigate the future of technology. This is why innovation and our ability to invent what’s next remains so important. Quantum is a great example of our commitment to advance the future of technology. Building on our progress of a 127-qubit quantum computer currently in our cloud, we have committed to demonstrate the first 400-plus qubit system before year end. This will help us move forward towards our roadmap to deliver a 1,000-plus qubit system next year and a 4,000-plus qubit system in 2025. One of the implications of quantum computing will be the need to change how information is encrypted. We are proud that technology developed by IBM and our collaborators has been selected by NIST as the basis of the next generation of quantum-safe encryption protocols.

In another example of innovation, our new z16 system became generally available in the second quarter. The z16 is designed for cloud-native development, cybersecurity resilience, quantum-safe encryption and includes an on-chip AI accelerator, which allows clients to reduce fraud within real-time transactions.

Given the importance of cybersecurity, in this past quarter we also acquired Randori, a leading attack surface management and offensive cybersecurity provider. This builds on the recent acquisition of ReaQta and the launch of QRadar XDR. It’s one of two acquisitions in the second quarter, and over 25 in the last two years.

Another major focus area across all stakeholders is ESG, which isn’t just a regulatory requirement or about being a good corporate citizen, it’s also a business opportunity. A poll conducted by the IBM Institute for Business Value shows that 50 percent of CEOs see sustainability as one of their highest priorities. And over 80 percent of CEOs believe their company’s sustainability investments will improve business results and accelerate growth. To accomplish this, companies need to leverage AI to turn the mountains of data they collect into sustainable action. SL Green Realty Corporation, Manhattan's largest office landlord, is a recent example. They are using Envizi, an IBM solution, to manage their ESG indicators across their extensive real estate operations — including energy use, carbon emissions, and environmental and social responsibility metrics.

Let me wrap up by saying that given the strength of our portfolio, the need for our technology and expertise with the benefits we’re yielding from our many actions, we remain confident in our ability to deliver revenue in 2022 at the high end of our mid-single digit model. Now, let me to hand it over to Jim who will give you more detail on our second quarter performance and add color on our expectations for the balance of the year.

Financial Highlights

Thanks Arvind. I’ll get right into the financial highlights. In the second quarter, we delivered $15.5 billion in revenue, $2.5 billion dollars of operating pre-tax income, which is a margin of 16.2 percent, and operating earnings per share of $2.31. In the first half of the year, we generated $3.3 billion of free cash flow. Our revenue was up sixteen percent. This includes nearly five points of incremental revenue from Kyndryl. As always, we discuss revenue growth at constant currency, but given the focus on the sharply strengthening dollar, I’ll mention that currency translation impacted our reported revenue by over six points of growth, or $900 million. That’s over 200 million more than the spot rates would have suggested ninety days ago.

Today’s IBM has a higher growth profile, driven by our growth vectors of Software and Consulting. More than half of our annual revenue is recurring, with about two-thirds of that in high-value software. Software revenue this past quarter was up 12 percent and Consulting up 18 percent. Infrastructure performance, which reflects a good start to our z16 product cycle, was up 25 percent. Software and Infrastructure each include about seven points of growth from the commercial relationship with Kyndryl.

These results reflect the investments we’ve been making in innovation, our ecosystem, and talent, all aligned to our strategic areas of hybrid cloud and AI. We integrate consulting and technology to deliver these hybrid cloud and AI solutions. Our platform approach not only benefits our clients, but also provides an attractive economic model for IBM and our partners, with a multiple of software and consulting revenue generated for every dollar of platform revenue. Our hybrid cloud revenue from our full-stack capabilities, across software, consulting and infrastructure, was up

19 percent over the last year. It has grown to $21.7 billion, or 36 percent of our total revenue.

Looking at our P&L metrics, operating gross profit dollars were up, driven by strong revenue performance in our high-value businesses. Our year-to-year gross margin decline reflects escalating labor and component costs. We’re addressing this through pricing, though it takes some time to show up in our margin profile, especially in Consulting.

Our operating pre-tax income was up, and we expanded margin by 420 basis points. We had an operating tax rate of about sixteen-and-a-half percent, which is up about two points versus last year, and our operating net income margin expanded 330 basis points.

Let me comment on a few dynamics within our profit performance. Our pre-tax profit reflects the benefit from actions we’ve taken to streamline our operations and simplify our go-to-market model, as well as profit contribution from incremental sales for the new commercial relationship post separation. Our profit this quarter also reflects recent portfolio actions. At the end of June, we closed on the divestiture of our healthcare software assets, generating a pre-tax gain of about $230 million in the period. Mitigating that benefit to our overall profit results, we took charges to address stranded costs associated with the divestiture and absorbed operating losses related to the health business, together over $75 million. We also announced the orderly winddown of our Russian operations, resulting in incremental charges in the quarter. Together with the year-to-year lost business due to the winddown, Russia impacted our profit results by another roughly a hundred million dollars.

I also want to comment on the impact of currency. I mentioned that, over the last ninety days, we dealt with a sharply strengthening dollar. We execute hedge programs that cover the majority, but not all, of the currency exposure. The combination of the rate and velocity of movement this quarter, and the fact that we don’t hedge one hundred percent, results in a currency impact to our profit and cash flow.

Turning to free cash flow, we generated over $2 billion in the quarter and $3.3 billion for the first half, with good working capital performance. This first-half free cash flow is about 33 percent of our full-year expected range, consistent with the average of the last few years. I’ll remind you the billion-dollar-plus of proceeds from the health divestiture is reflected in cash from investing activities, versus in our free cash flow.

In terms of uses of cash for the first half, we invested nearly $1 billion in acquisitions, with five closed this year, and we returned $3 billion to shareholders in the form of dividends. This results in a June cash position of nearly $8 billion, which is up slightly from year end, and our debt of just over $50 billion is down about a billion-and-a-half over the same period.

Software

Turning to the segments, Software revenue grew 12 percent. This includes about seven points from the Kyndryl software content. Growth was driven by our hybrid cloud and AI capabilities. Hybrid cloud revenue for the segment now represents $9 billion over the last year, up 23 percent. Software subscription and support renewal rates were up again this quarter. This contributes to our solid and growing recurring revenue base, which represents about 80 percent of software.

From a revenue category perspective, our software growth vector of Hybrid Platform & Solutions grew nine percent. This includes about a point-and-a-half benefit from the Kyndryl commercial relationship. We again drove pervasive growth across Red Hat, Automation, Data & AI, and Security.

Red Hat revenue, all in, grew 17 percent. Revenue growth was fueled by new adoption and expansion of RHEL and OpenShift, as both solutions continued to take share. These key offerings address hybrid cloud requirements in industries like financial services, public sector, and telecommunications, across environments and out to the edge. Automation revenue was up eight percent. Solid performance in both AIOps and Management, and Integration demonstrates the importance of automation in the IT journeys of our clients. We had strength in offerings like Turbonomic and Instana for observability, Cloud Pak for Watson AIOps, and our modern integration platform, Cloud Pak for Integration. Data & AI revenue grew four percent. This growth was led by demand for Data Fabric, Data Management, and Asset & Supply Chain Management solutions. We also just expanded our Data Fabric portfolio with the acquisition of Databand.ai, which helps organizations with data observability. Security revenue was up five percent, with growth in Threat

Management and Identity, as enterprises continue to adopt a zero-trust security strategy and implement additional identity controls. We’re continuing to invest in our Security capabilities, having completed two acquisitions in the threat management space over the last few quarters. Across the four Hybrid Platform & Solutions business areas, our annual recurring revenue, or ARR, is nearly $12.9 billion, up eight percent.

Turning to our software value vector, Transaction Processing, revenue grew 19 percent, including 22 points from the Kyndryl content. We continue to have strong renewal rates for this mission-critical software, and performed in line with our expectations this quarter.

Looking at software profit, we delivered operating leverage given the solid revenue growth and new Kyndryl commercial relationship. Our pre-tax margin was up four points, and keeps us on track for a full-year software margin in the mid-20’s.

Consulting

Moving on to Consulting, we again saw pervasive growth, with double-digit revenue growth across all business lines and geographies. Revenue was up 18 percent, compared to eight percent growth a year ago. We maintained a solid book-to-bill ratio of 1.1 on a trailing twelve-month basis, as clients are choosing to co-create with IBM, trusting our deep industry expertise.

The expansion of our skills, capabilities and ecosystems are enabling us to capture demand as we drive adoption of our hybrid cloud platform and help clients with their digital transformations. Consulting’s hybrid cloud revenue grew 32 percent over the last year, to $8.6 billion. Momentum behind our Red Hat practice remains strong. We nearly doubled our Red Hat Consulting revenue in the quarter and continued solid Red Hat bookings, which now exceed $6 billion inception-to-date. Our strategic partnerships also contributed to our performance in the quarter. Revenue from these partnerships continued to grow solid double digits led by Azure, AWS, SAP, and Salesforce.

Turning to our lines of business, Business Transformation grew 16 percent, as clients look to IBM to help them transform critical workflows at scale. Growth in Business Transformation was pervasive and led by our offerings focused on customer experience transformation, data transformation, and our SAP practices.

In Technology Consulting, where we architect and implement clients’ cloud platforms and strategies, revenue was up 23 percent. Cloud modernization and cloud-application development led a significant portion of the growth, with on-prem modernization also contributing to the strong revenue performance in the quarter.

Application Operations revenue grew 17 percent. Growth was solid across our cloud offerings, mitigated by declines in the on-prem space. In this business, we are optimizing the management of applications and providing cloud platform services required to run our clients’ hybrid cloud environments.

Moving to Consulting profit, our pre-tax margin expanded a point, as we deliver operating leverage and benefit from IBM’s more streamlined G&A and go-to-market structure. Our Consulting margins reflect the significant investments we have been making to capture demand and fuel our revenue growth. We continue to invest in our partner ecosystem, scale acquisitions, and add skills. Consulting, which makes up well over half of IBM’s workforce, is most impacted by the inflationary labor market and increasing labor costs as we bring new talent on board and increase capacity. We are starting to capture the reality of these higher costs in our pricing but given the time from contract signing to revenue realization, it’s taking some time to see it in our margins.

Infrastructure

Turning to the Infrastructure segment, revenue was up 25 percent, including about seven points from the incremental Kyndryl content. Hybrid Infrastructure revenue grew 41 percent and Infrastructure Support revenue grew five percent, including about seven and eight points of Kyndryl benefit respectively.

Within Hybrid Infrastructure, zSystems revenue was up 77 percent. This reflects solid execution around our z16 program, building on the momentum from z15. As Arvind mentioned, z16 brings the power of embedded AI at scale, cyber-resilient security and cloud-native development for hybrid cloud to our clients. We are seeing growth in new workloads, like Linux, and demand for AI capabilities like real-time fraud detection leveraging the on-chip AI accelerator. Clients are investing in zSystems platform as an essential part of their hybrid cloud infrastructure. Distributed Infrastructure revenue grew 17 percent this quarter. This growth was led by Storage, driven by both high-end storage tied to the z16 cycle and distributed storage. We also had good performance in high-end Power10. Just last week, we announced the expansion of our Power10 server family, as we deliver flexible and secure infrastructure for hybrid cloud environments.

Looking at Infrastructure profit, pre-tax margin was up four points year-to-year, reflecting mix benefits from the growth in zSystems, mitigated by the impact of increased component costs and supplier premiums.

Summary

Now let me take it back up to the IBM level. We’ve taken actions and made investments over the last couple of years to execute a platform-centric, hybrid cloud and AI strategy. IBM is now a more focused, faster-growing and higher-value company. And while there is always more work to do, we are confident in our ability to deliver sustainable growth.

Our first half results were solid, and we continue to see constant currency revenue growth at the high end of the mid-single digit model for the full year. And on top of that, we expect about three-and-a-half points of growth from the Kyndryl sales, spread over the first three quarters. I mentioned the impact of currency to our 2Q results. With the significant movement of the US dollar as compared to nearly every currency, at mid-July spot rates, currency translation will now be about a six-point headwind to revenue growth for the year. That’s a degradation of about a billion-and-a-half dollars from April rates, with most of that incremental impact still ahead of us in the second half. Currency is one unique issue we’re dealing with – the other is the impact of exiting our Russia operation. Together these are putting some pressure on our near-term results, and we now expect free cash flow of about $10 billion for the year.

These are exogenous issues. Importantly, we feel good about the underlying fundamentals of our business. You see this in our segment expectations. Halfway through the year, there’s no change to our full-year view of Software. We continue to expect constant currency revenue growth in line with our mid-single digit model range, plus five to six points from sales to Kyndryl. We also remain on track to a Software pre-tax margin in the mid-20’s range for 2022. Our IBM Consulting revenue growth has been strong, and we continue to expect a low double-digit revenue growth rate for the year, which is above our model. With continued investment in skills and a competitive labor environment, we now expect a Consulting pre-tax margin of nine to ten percent, which is up over a point year-to-year. This reflects improving margin performance in the second half, as we increase utilization of the resources we’ve added, and price realization starts to flow to revenue. Our Infrastructure revenue in any period reflects product cycle dynamics. We had a very strong launch of our z16 platform in the second quarter. This will drive Infrastructure revenue performance above the model level for the year. On top of that, we’re planning for about five to six points of revenue growth from the sales to Kyndryl in 2022. Despite some of the pressures from component cost increases and supplier premiums, we continue to see mid-to-high-teens pre-tax margin for Infrastructure for the full year.

These segment revenue and margin dynamics yield about a three-and-a half-point year-to-year improvement in IBM’s pre-tax margin for the full year. And we continue to expect a mid to high teens operating tax rate, which is a headwind to our profit growth. You’ll recall that back in January, we expected a 40/60 first-half, second-half profit skew. Now, after a solid start to the year, our view hasn’t changed, and we still see 60 percent of the full-year profit in the second half.

Looking at the third quarter, we expect all-in constant currency revenue growth in the high single-digit range, and about a two-point year-to-year improvement in operating pre-tax margin. I want to mention two specific items on the third quarter. First, at current spot rates, currency translation has increased to about an eight-point headwind to revenue growth, impacting our reported revenue, profit, and cash. Second, we haven’t had a zSystems product introduction in our large transactional second quarter in about 20 years. This unique timing, coupled with the strong start to the cycle, will result in a larger second to third quarter impact than typical seasonality. Though to be clear, we expect strong year-to-year growth in zSystems.

In closing, these are interesting times – and we see technology as a way to help our enterprise clients capture today’s opportunities and navigate challenges. We feel good about the strategy we are executing, and the fundamentals of our business. Patricia, now let’s go on to the Q&A.

Closing

Thank you, Jim. Before we begin the Q&A, I’d like to mention a couple of items. First, supplemental information is provided at the end of the presentation. And then second, as always, I’d ask you to refrain from multi-part questions.

Operator, let’s please open it up for questions.